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                                                                     EXHIBIT 5.1





                                  June 16, 1997





ModaCAD, Inc.
1954 Cotner Avenue
Los Angeles, California 90025

               Re:    ModaCAD, Inc. - Registration Statement on Form S-3
                      --------------------------------------------------

Ladies and Gentlemen:


         We have acted as securities counsel for ModaCAD, Inc. (the "Company") in connection with the preparation of a registration statement on Form S-3, as amended (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), that was filed with the Securities and Exchange Commission (the "Commission") on May 8, 1997, in connection with the registration of (i) 147,500 unit purchase warrants previously issued to R. Kirk Blosch, each unit consisting of one share of Common Stock and one redeemable warrant to purchase one share of Common Stock (the "Blosch Warrants"); (ii) 147,500 shares of the Company's Common Stock issuable upon the exercise of the Blosch Warrants; (iii) warrants to purchase an additional 147,500 shares of the Company's Common Stock, issuable upon exercise of the Blosch Warrants (the "Blosch Underlying Warrants"); (iv) 147,500 shares of Common Stock issuable upon exercise of the Blosch Underlying Warrants; (v) 52,500 shares of the Company's Common Stock issuable upon exercise of warrants originally issued to Mr. Blosch;
(vi) 140,000 unit purchase warrants previously issued to W.B. McKee Securities, Inc., the underwriter in the Company's initial public offering, each unit consisting of one share of Common Stock and one redeemable warrant to purchase one share of Common Stock (the "Underwriter Warrants"), (vii) 140,000 shares of the Company's Common Stock issuable upon the exercise of the Underwriter Warrants; (viii) 140,000 warrants to purchase an additional 140,000 shares of the Company's Common Stock issuable upon exercise of the Underwriter Warrants (the "Underwriter Underlying Warrants"); (ix) 140,000 shares of the Company's Common Stock issuable upon the exercise of the Underwriter Underlying Warrants; and (x) such indeterminate number of Blosch Warrants, Blosch Underlying Warrants, Underwriter Warrants, Underwriter Underlying Warrants and Common Stock as may be issuable pursuant to the anti-dilution and adjustment provisions of the warrant pursuant to which each such security is issuable. The Blosch Warrants, Blosch Underlying Warrants, Underwriter Warrants, Underwriter Underlying Warrants and the Common Stock registered are hereinafter collectively referred to as the "Securities."



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ModaCAD, Inc.
June 16, 1997
Page 2

               In connection with the preparation of the Registration Statement, we have examined such documents, instruments, records, certificates and matters as we have considered appropriate and necessary to render this opinion. We have assumed for the purpose of this opinion the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and the genuineness of all signatures thereon.

               Based on the foregoing and in reliance thereon, it is our opinion that the Securities have been duly authorized and, after the Registration Statement becomes effective and after any post-effective amendment required by law is duly completed, filed and becomes effective (such Registration Statement as it finally becomes effective or, if required to be post-effectively amended, then as it is so amended, is referred to hereinafter as the "Final Registration Statement"), and when the applicable provisions of "Blue Sky" and other state securities laws shall have been complied with, and when the Securities are issued and/or sold in accordance with the prospectus forming a part of the Final Registration Statement, the Securities will be validly issued, fully paid and nonassessable.

               We hereby consent to the inclusion of our opinion as Exhibit 5.1 to the Registration Statement and further consent to the references to this firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

               We are opining herein as to the effect on the subject transaction only of United States federal law and the internal (and not the conflict of law) laws of the State of California, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

                                         Very truly yours,

                                         /s/ COUDERT BROTHERS

                                         COUDERT BROTHERS